EXHIBIT 99.1

Transcript of

United States Antimony Corporation

United States Antimony Corporation First Quarter 2024 Results Webcast

May 15, 2024

Participants

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Joe Bardswich - Co-CEO, United States Antimony Corporation

Richard Isaak - Chief Financial Officer, United States Antimony Corporation

Analysts

Presentation

Operator

Greetings. Welcome to the United States Antimony Corporation First Quarter 2024 Financial and Operational Results Meeting Webcast. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. [Operator Instructions] Please note, this webcast is being recorded.

I will now turn the webcast over to your host, Gary C. Evans, you may begin.

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Thank you, Karen, and thank you everybody for joining the U.S. Antimony Corporation conference call regarding our first quarter financial results ending March 31, 2024. I have with me today, Joe Bardswich, who is our board member and Co-CEO with me, as well as Rick Isaak, who is our Chief Financial Officer. This was our turnaround quarter.

We have successfully stopped the bleeding, we hope, and something I know our board and our management team is very proud to announce. Something I hope our dedicated group of shareholders will also appreciate. I want to say that revenues were up, cost of sales were up less, therefore gross profit was up significantly. Our crown jewel, our cash position increased modestly and equates to a price per share of $0.11 per share or basically one half of our stock price. So, the market is not really giving us much credit for our primary assets here in the U.S. nor the monies we anticipate receiving from Mexico with our divestiture there.

I want to not steal Rick Isaak's thunder, our CFO, and let him go through in more detail our financial report for the first quarter. Rick?

Richard Isaak - Chief Financial Officer, United States Antimony Corporation

Thanks, Gary. At our last earnings call, we discussed how we shut down our operations in Mexico in the first quarter and intend to sell them. Now we have presented our Mexico operations as a discontinued operation in all reporting periods in our financials and first quarter 10-Q. It's easier to see and discuss the results of our continuing operations.

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So to that end, let's first talk about some financial highlights from our continuing operations. Sales for the first quarter increased 28% over last year's first quarter. Gross profit dollars in the first quarter more than doubled last year's first quarter. And we had income from continuing operations for the first quarter of this year of $86,000. Cash provided by the operating activities of our continuing operations in the first quarter was $350,000 and cash provided by our continuing operations in total was $327,000. Also we sold more antimony and zeolite in the first quarter than in last year's first quarter.

Where do we go from here? At a high level, grow revenue profitably and increase cash flow, as I've said in the past. This is a management team and board and employees that all contributed do not stop. We all share ideas and challenge each other to improve ourselves and our company. What are we doing specifically? First, we're adding experienced personnel to an already strong group. Good example of this is at our Zeolite plant in Idaho. We added experienced personnel to an already strong group at BRZ and are changing and strengthening our mining and processing of zeolite.

It is costing some money, but it's paying off. The amount of zeolite sold in the first quarter increased over last year's first quarter and we're meeting the delivery timing requested by our customers more now than in the past. Second, we have a board that is seasoned and experienced and very involved with our company. They have connections on potential mineral reserves that have not yet been claimed and mineral companies that are potentially for sale.

They also have government connections and are trying to position our company to sell product to the U.S. government. We don't know if these initiatives will be realized, and unfortunately, we can't discuss the details yet. However, be assured, we are a team that continues to challenge the status quo and does not stop. Let's review our financials in a bit more detail. First, cash flow. So cash flow from the operating activities of our continuing operations improved by $1.4 million in the first quarter compared to last year's first quarter.

This improvement was primarily due to improved working capital management with better collections on receivables, better inventory management and maintaining a low amount due on royalties. Cash flow used by financing activities of our continuing operations improved by $800,000 in the first quarter compared to 2023. Primarily that was due to a payment of a dividend of almost $800,000 in the first quarter of last year to our Series D preferred stockholders.

Overall, as Gary mentioned, cash and cash equivalents increased in the first quarter of 2024, and our cash balance at March 31, 2024 was $11.9 million. Next, let's take a look at the income statement.

As I said earlier, sales from continuing operations increased 28%, mainly on higher demand for antimony and zeolite. You can see this increase in product sales affecting our inventory levels a bit. Zeolite inventory is about 20% lower in the quarter and antimony inventory is about 50% lower in the quarter. We have sourced the majority of our antimony ore over the years for our plant in Montana from a company headquartered in Canada, and we have a few new sources of antimony ore that we are currently evaluating.

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Also, we had some sales at the end of the first quarter and receivables are noticeably higher at March 31st of 2024, but these receivables have since been collected. Gross profit, as I said more than doubled in the first quarter versus last year. Our antimony gross profit was very strong in the first quarter. It's tough to predict that this will continue. However, I can say that one variable that helps our gross profit is the increasing antimony market price, which is currently around $7.44 which is a 40% increase since the end of 2023. We have not seen this high of an antimony market price in over five years.

Our Zeolite business struggled at the beginning of 2024 with higher repairs and maintenance costs and other inefficient costs, but we finished the quarter strong with older machinery, equipment, vehicles that were not maintained over the years. And this makes it difficult to predict future levels of these types of costs. However, we have been working and are continuing to work to prevent issues with our assets in the near-term that cause these types of costs and downtime, while at the same time working on a solid plan for the future.

We'll keep both these streams progressing and share more details on future webcasts. Last, operating expenses increased about $577,000 for the first quarter compared to last year's first quarter. About $200,000 of this expense is higher than it should be going forward. This expense mainly relates to a portion of the stock compensation that was front loaded in the first quarter of 2024 and audit and legal fees that were incurred later in the year last year when we were filing our 10-K. That's it for now. Gary, I'll pass it back to you.

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Okay. Thank you, Rick. I'd like to now turn the call over to Joe Bardswich, who's going to talk about our Bear River Zeolite operation up in Preston, Idaho. Joe?

Joe Bardswich - Co-CEO, United States Antimony Corporation

Thanks, Gary. So major factor, we were hit by an aggressive inspection program by MSHA, the Federal Mine Safety and Health Administration during the fourth quarter and even the first quarter of this year. That included temporary shutdown orders related to dust and major repairs and reconstruction. Our all hands on deck type response was enhanced by having the experienced mechanical engineer, Jeff Fink, as our new General Manager and the appointment of Joseph Carrabba, a seasoned mining -- senior mining company executive as a Director.

And we newly hired Nick O'Neil [ph], who had worked with Jeff on previous projects as Plant Manager and he brought on additional hands on experience. We brought in outside safety experts for additional training of the workforce, conducted them in both English and Spanish. Management explained the paramount importance of safety to the success of the company and placed an emphasis on the responsibility of every employee to protect themselves and their fellow workmates at all times. And they continue to work to instill this culture of safety. [Indiscernible] reports that there is a tangible and positive change in attitude throughout the operations.

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This includes elimination of resistance to wearing PPE, the personal protective equipment and request for proper tools to meet the job being done prior to the job started. Physical modification and upgrades in the plant include the installation of new liners on the jaw crusher and the complete reconstruction of the support base of the cone crusher. This new base allows the cone to operate at full speed as recommended by the manufacturer without the intense vibrations that had been experienced since the initial purchase and installation of this new cone. We expect this to curtail or at the very least to reduce the continual pattern of plant shutdowns that have been experienced in the last 15 months.

The downstream impactors and final screening equipment are still used equipment purchased and installed in the original plant construction and remains as a bottleneck. With the upstream production problems corrected, our attention can now be concentrated on the downstream. But in the meantime, we have never had a full day of lost production since 6th of March, which in itself is a record. We can now match delivery dates with orders received. In other words, we tell a customer when we can ship on the same time that they place the order and so far have not missed a single date.

The pit operation has operated since day one without the definition of the ore body nor a mine or reclamation plan. This is about to change. A drone survey has been commissioned, which was scheduled for today, weather permitting. The Barr Engineering, we're doing that survey. We'll provide a contour map of the entire property, which will become the base for the mining reclamation plan. An ore definition drilling program consisting of 80 drill holes is scheduled to begin in mid-June. This will enable a preliminary ore reserve calculation at the beginning of both the mining and a reclamation plan. The ore reserve calculation will meet the newly established SEC regulations for reporting reserves.

As part of the drill program, a notice of operations will be filed by month end with the Bureau of Land Management to permit the expansion of the drill program onto federal lands administered by the Bureau. This will be followed up in the future with permitting to actually mine on the BLM land, will be way ahead of the curve on that rather than being held up at the last moment. That's all the comments I had prepared, Gary.

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Thank you, Joe. And I want to emphasize that this first quarter of 2024 that we were down at least 30 days, at Bear River. And since the end of the quarter, we haven't been down, I don't think a single day. So I know the month of April was a banner month for us and we will be anxious to report the second quarter numbers when they're all done. Let's jump to Antimony now. That is the name of our company and has been a big factor in the company's past.

President Biden, just in over the last couple of days, he's raised tariffs on Chinese steel and AI technology. He's painted that these cheap goods are flooding our market, and they're all subsidized by the Chinese government. He actually says that, an attempt, this is his quote, "To put everybody else out of business and they take over". Well, guess what? That's what they've been doing on the critical mineral antimony side, for a number of years, and that is one reason why antimony has all of a sudden become a hot ticket item, as Rick mentioned being up over 40% in price since the beginning of the year at over $7, almost $7.50 per pound. So why exactly has this price increased so much, so dramatically and so fast?

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Because China and Russia, which control over 90% of the worldwide supply of antimony has reduced the supply available. They bought up the reserves all around the world. And now the United States needs U.S. derived antimony for primers and bullets required by our military in order to harden lead and construct primers. That's the firing mechanism for shells. So what are we as a company doing to meet this need? Because as you well know, we shut down Mexico and for good reason. We could not see any light at the end of the tunnel with the cost of mining antimony in Mexico.

So we have been working feverishly for about four months now trying to locate other antimony deposits in a safe country like the United States and we have done so and we're actively leasing those properties. We obviously can't talk about that in detail yet, but we're excited about it. It's something that, as Joe mentioned, one of our other board members is excited about as well because of his experience in this business. So that is something that we hopefully can disclose in the not too distant future.

Also want to mention, our Thompson Falls facility, we've been getting some significant inquiries. Gus, who runs that processing facility for us just a couple days ago got inquiries from four major different customers for truckloads of our antimony oxide. This in our mind, indicates there is a severe shortage in the market and gives us the opportunity to sell our product to the highest bidder. We are getting inquiries from customers we hadn't heard from in a long time, and we are selling product in the $6.75 to $7 per pound amount. So we obviously only have a limited supply, and that's what we're working feverishly to try to change, with respect to these new leasing activities among other things that we're doing.

As I mentioned in our last conference call that we held on April 17th, your management team and board are pursuing not only new mineral leasing activities for both antimony and zeolite, but also acquisitions. Due to the confidentiality and competitive reasons surrounding all these activities we have ongoing, we're not in a position yet to disclose them. Believe me. We want to. We're most anxious to disclose to you these various activities, but we simply can't do so yet. So my answer to all of you about this is patience, Grasshopper. We are working hard, and I think you'll be pleased when we are able to disclose these activities.

Before we turn the call over to our listeners for questions, I also want to mention to you that we have planned an Annual Shareholder Meeting scheduled sometime in July. As you know, we had an annual shareholder meeting for last year right near the end of December. So as we're doing everything, trying to improve speed and operations, having the shareholder meeting earlier in the year is one of those goals.

When we are qualified to file a Universal Shelf Registration statement, we definitely plan to do that, and that will be sometime likely in July as well. So, Karen, I would like to now turn over the call to our first question.

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Operator

Excellent. Thank you. At this time, we will be conducting a question-and-answer session. [Operator Instructions]. And our first question is, are you going to get a DOD injection like PPTA did?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

We obviously would love to get any kind of grant injection. As I mentioned, in our last call, I have actively been to Washington, and we are having discussions with other parties in Washington about helping us. One of the things that is holding that up is this leasing activity that I mentioned to you. When that's completed, which should be in short order, we'll have a little more meat on the bone to go back to Washington, and seek some of this money.

I think the fact that antimony prices have increased so much, the fact that China is reducing the supply of antimony worldwide, the fact that we're funding a couple wars being the, Israeli, Hamas situation as well as the Ukrainian, Russian situation, and we're using up our supply. Believe me, we're getting attention. We do have the only antimony smelter in the United States, and that means a lot. And we are anxious to get back to Washington, but we want to wait till we have completed this leasing activity so that we have more to talk about, because it does involve other areas of the country.

Operator

Thank you. And our next question is, has zeolite returned to profitability and how?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Rick, you want to jump on that one?

Richard Isaak - Chief Financial Officer, United States Antimony Corporation

Yes. So, as I went through earlier, their zeolite has had some difficulties as I mentioned with older machinery equipment, older vehicles and the first quarter, we saw some of that with some downtime, obviously with downtime comes inefficient costs. So as you saw in the press release and in the 10-Q, they are in a loss position right now. I think with what Joe talked about and what Jeff is doing at BRZ, there are signs of improvement definitely. What is that point at which the sales and the costs kind of link up?

It is difficult to predict. I think we continue to chip away at it. I think the machinery and equipment is something that we were inherited. And as you can imagine, costs that are unforeseen come up. So long winded answer, but I think it's difficult to predict at what point that will turn. But we know that we're working at it every day to try to get that to profitability.

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Gary C. Evans - Chairman of the Board, United States Antimony Corporation

And as to follow-up what Rick just said, remember, if you've lost a third of your ability to produce product in one quarter, that has a dramatic effect on anybody being able to generate positive cash flow. As we said, we haven't had any downtime since the end of the first quarter and I'm expecting that the second quarter numbers will look much better and hopefully profitable.

Operator

And our next question is, is there a plant shop UAMY to institutions?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

I assume that means the stock. Answer to your question is absolutely. I was actually at a TIGER 21, just kind of an investment club, meeting this morning here in Dallas from 8 till 2. I gave out 12 Antimony business cards, which people were asking, what I was doing and a lot of these people I've known for years. And I know at least two or three of those. And these are guys that represent $40 million to $2 billon in capital. And I know a couple of them definitely were buying stock this afternoon.

So it's not a hard sell when you have, half of your share price in cash and you're seeing profitability and improved operations. And you're dealing with a mineral that's a critical mineral that the government wants. So as I've mentioned in the past, one of the difficulties of marketing institutions is our share price and is our market cap. It's hard for an institution to get excited about a $24 million market cap company. So when we continue to perform with respect to the financial results and operating changes that we're making and able to announce some of the things I've mentioned, I think undoubtedly we'll be able to market institutions. We're not quite there yet and but that will happen this year. Next question?

Operator

Excellent. Thank you. And the next question is, do the BLM lands command a royalty?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Joe, I'll let you respond to that.

Joe Bardswich - Co-CEO, United States Antimony Corporation

There is no royalty from the BLM. However, on the original agreement with the Webster's where Webster Ranch is where the rest of the zeolite deposit is located and where the plant is located, the original agreement there was that the royalty to Webster applies even on material coming from the BLM onto their property for the plant to for processing. The answer is yes. Webster's got a royalty. No, the BLM does not get a royalty.

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Operator

Excellent. Thank you. Next question. Have you yet to perform cost benefit analysis on potentially moving some of the Mexican assets, furnaces, et cetera, to Montana. Has there been any interest in these properties from third parties? Any potential valuations?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Okay. I'll take a stab at that, and then I'll turn it over to Rick. Yes. We have had our management teams both in Thompson Falls and in Preston, Idaho look at the rolling stock to see if they could use any of it. There might be one piece of equipment is still being debated, But the answer is unfortunately most of that equipment is not useful in our other operations. Second part of that question has to do with marketing the assets.

I think, we have been interviewing now a couple of two or three different firms to sell the properties. One thing that sort of surprised us is that the value of the land in itself was pretty high, and we weren't aware of that. And so, we're not in a position yet to talk about price ranges, but they were higher from than we expected from the brokers that we talked to. So we're in the stages, final stages of finishing up an agreement with a broker to begin marketing those assets. And Rick, you want anything to add to that?

Richard Isaak - Chief Financial Officer, United States Antimony Corporation

Just a couple of quick things. Yes, there has been interest in the properties, nothing firmed up yet. And potential valuations, we did like any company would look to make sure that the fair value of the assets were higher than the book value. And as you noticed at the end of the year, did not have any write down or impairment. So that can give you a little bit of an indication on valuation.

Operator

Excellent. Thank you. And the next question is, aside from antimony and zeolite, is there any other material that you may start looking at as a possible valuable resource needed currently and in the future?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Yes. And just so you know, some of the material that we receive at Thompson Falls, we have gold and other things in that that we pull out. It's very minor, but answer is yes. One of the properties that, Joe Bardswich is working hard definitely has some other hard mineral opportunities. I don't know if we really want to talk about them yet. We know what they are, and it is another critical mineral on the list of, I think 25. So the answer is yes.

Typically, when you're looking at new mining sites, there'd be certain companies looking for gold, silver, and copper, other companies looking for other things, and we're kind of an anomaly being an Antimony company looking for antimony, because not a lot of companies know how to deal with antimony. So but, yes, answer your question is, the one property that we're leasing right now has another hard mineral that is deemed a critical mineral on the list.

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Operator

Thank you. The next question is, what does filing the shelf in July entails for common shareholders?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

What's filing the shelf does for us is gives us financial flexibility so that if and when there are unique opportunities for us that we can move on them. If you don't -- if you're not prepared with the proper tools in your tool chest, you can't do anything about it when the opportunity arise. So all Universal Shelf does is give the board and give the management team flexibility to use our securities when and if we deemed appropriate for an acquisition, raising capital, or what have you.

So it is strictly a tool that, we qualify for in July. The reason, July is the date is because the prior management was late in filing our K and Q's last year, and we're out of the penalty period of that in July. So that's the reason for the timing. If it wasn't for that, we would have already had the shelf filed.

Operator

Excellent. Thank you. The next question is, will any of the leasing opportunities you are pursuing for antimony produce an antimony source within the next few years? And what is the timeline?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

That's a good question. Joe, I'll let you to answer on that.

Joe Bardswich - Co-CEO, United States Antimony Corporation

I'm restricted on a number of basis. I don't want to publish some of the areas that we're trying to operate in because then we'll increase the competition. And I don't want to speculate and get my hands slapped by the SEC for making outside comments on that. But I'm very optimistic. There is lots of opportunities.

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Yes, I agree. I don't think it's something we should probably get into. Once we're able to disclose this information, then we'll be able to give you a little more detail. But it's just too early to talk about that yet. Obviously, the speed at which we can move will greatly depend on our ability to obtain federal grants, and that's what our plan is.

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Operator

Next question is, any luck getting institutional buyers yet or getting the stock price up enough to attract them avoid -- to attract them avoid a reverse split?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Well, as I mentioned, I was with a few institutions today. We have not done any marketing because we needed to get some of these things that are in our plan done. I feel certain we'll be able to announce some of these things over the next couple of months, and then we do have a marketing plan to get in front of, high net worth individuals, family wealth offices and institutions, small institutions that deal with microcap and small cap companies.

Operator

Any interest in Los Juarez?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

We have decided, at Preza to keep Los Juarez. So it's not on the list of assets to be sold, in Mexico and we're still exploring how we might do something at Los Juarez. So it may very well be a joint venture with somebody, but we do recognize that that property has some significant value and we are still trying to figure out how to realize that value.

Operator

Thank you. And the next question is, where do you see United States Antimony Corporation in 12 months' time?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Larger, a lot more revenues, hopefully more profitable, and higher market cap. I'm very bullish on, I came on board a little over a year ago and I looked down the tunnel, there was a very small light. That light gets brighter by the day and I think the results of this first quarter are a perfect example of really a quick turnaround. I mean, it usually takes companies a couple years to turn the ship.

We did it about six to eight months. So I'm very proud of that fact and the opportunities that we see. And then we've been fortunate that Antimony prices have done what they've done in the last month, and we're sitting in a prime position. So we ought to be on a lot of radar screens that we're not on right now, and our job is to cause that to happen.

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Operator

Thank you. And the next question, what contribution volume wise would you aspire to make toward America's antimony needs versus what you can achieve now?

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Well, I think the main response to that question is U.S. derived antimony. And so the activities we have going on could be very significant, assuming we got the dollars required from the government to develop them. So that's why we haven't gone to Washington yet on the second round. We did a first trip, and we heard what Washington wants, what they're looking for and we've now been talking to a very seasoned expert in raising dollars out of D.C. that we will likely be using and has been successful for other companies.

And so I think the proof will be in how much capital we can raise and how fast we can deploy it to realize the opportunity of the antimony we have found in this particular property. And so we're excited about that. The fact that we won't be dealing with the Mexican government, we won't be dealing with all the problems we have in Mexico. Remember, we're still owed $1.2 million from the Mexican government, and they can't pay us because they say they don't have any money.

So dealing in a regime where you don't have to worry about those kind of things, and you're not fighting the democracy and not having to worry about losing your life. I mean, those are all kind of things that we just said, hey, the risk is too great. The cost is too high and let's stop the cash drain and redeploy elsewhere. And that's what we've done.

Operator

Thank you. We have reached the end of the question-and-answer session. And I will now turn the call over to Gary C. Evans for closing remarks.

Gary C. Evans - Chairman of the Board, United States Antimony Corporation

Okay. Well, thank all of you for listening. We think that this ship has turned and we're very excited about our prospects, where we're going, what we're doing. As Joe and Rick mentioned, you got a management team and a board that's working very well together. We're all spending days and nights trying to do things that will benefit you as a shareholder. And we're excited about what we see. And so, I think just stay tuned and we hopefully will keep you enthralled with our activities. And thank you for your time today and have a good afternoon. Bye-bye.

Operator

This concludes today's webcast and you may disconnect your lines at this time. Thank you for your participation.

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